Exhibit 99.1

Radian Successfully Completes Sale of Financial Guaranty Subsidiary to Assured Guaranty

PHILADELPHIA--(BUSINESS WIRE)--April 1, 2015--Radian Guaranty Inc., the mortgage insurance subsidiary of Radian Group Inc. (NYSE: RDN), announced today that it has completed the previously announced sale of Radian Asset Assurance Inc., Radian’s financial guaranty insurance subsidiary, to Assured Guaranty Corp., a subsidiary of Assured Guaranty Ltd. (NYSE: AGO). After consideration of transaction-related expenses, net proceeds were $789 million.

Radian Chief Executive Officer S.A. Ibrahim said, “The sale of our financial guaranty subsidiary marks an important milestone for Radian as we simplify our focus on our core strengths and position our company for future top-line growth. The successful completion of the sale will also help to accelerate our ability to comply with the final PMIERs.”

About Radian

Radian Group Inc. (NYSE: RDN), headquartered in Philadelphia, provides private mortgage insurance and related risk mitigation products and services to mortgage lenders nationwide through its principal operating subsidiary, Radian Guaranty Inc. These services help promote and preserve homeownership opportunities for homebuyers, while protecting lenders from default-related losses on residential first mortgages and facilitating the sale of low-downpayment mortgages in the secondary market. Additional information may be found at www.radian.biz.

Forward-Looking Statements

Some of the statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the United States Private Securities Litigation Reform Act of 1995. Words such as “will,” “expects,” “believes,” “projects,” “estimates,” “anticipates” and similar expressions are used to identify these forward-looking statements. These forward-looking statements, which may include without limitation, estimates and projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statement, including: Radian Guaranty’s ability to comply with the financial requirements of the final Private Mortgage Insurer Eligibility Requirements (PMIERs) which, based on the proposed PMIERs, may require us to contribute a substantial portion of our holding company cash and investments to Radian Guaranty, and could depend on our ability to, among other things, successfully leverage options such as commutations or external reinsurance for a portion of our mortgage insurance risk in force in a manner that provides capital relief compliant with the PMIERs. Contributing a substantial portion of our holding company cash and investments to Radian Guaranty would leave Radian Group with less liquidity to satisfy its obligations, and we may be required or we may decide to seek additional capital by incurring additional debt, by issuing additional equity, or by selling assets, which we may not be able to do on favorable terms, if at all. The ultimate form of the PMIERs and the timeframe for their implementation remain uncertain.

The forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment. New risks emerge from time to time and it is not possible for us to predict all risks that may affect us. For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent reports and registration statements filed from time to time with the Securities and Exchange Commission.

CONTACT:
Radian Group Inc.
Emily Riley, 215-231-1035
emily.riley@radian.biz